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                                                                 Exhibit (h)(ii)


                        ADDITIONAL COMPENSATION AGREEMENT


     ADDITIONAL COMPENSATION AGREEMENT (the "Agreement"), dated as of [     ],
2005 between [                  ] ("[          ]") and Claymore Advisors, LLC
("Claymore").

     WHEREAS, [               ] (including any successor by merger or
otherwise) (the "Fund") is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS, Claymore is the investment adviser of the Fund;

     WHEREAS, [               ] is acting as an underwriter in an offering of
the Fund's common shares;

     WHEREAS, Claymore desires to provide additional compensation to
[              ] for acting as an  underwriter  in an offering of the Fund's common shares; and

     WHEREAS, Claymore desires to retain [            ] to provide after-market
support services designed to maintain the visibility of the Fund on an ongoing
basis, and [         ] is willing to render such services;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.   (a)  Claymore hereby employs [              ], for the period and on the
          terms and conditions set forth herein, to provide the following services at the reasonable request of Claymore:

                    (1) after-market support services designed to maintain the visibility of the Fund on an ongoing basis;

                    (2) relevant information, studies or reports regarding general trends in the closed-end investment company and asset management industries, if reasonably obtainable, and consult with representatives of Claymore in connection therewith; and

                    (3) information to and consultation with Claymore with respect to applicable strategies designed to address market value discounts, if any.

     (b)       At the request of Claymore, [       ] shall limit or cease any
          action or service provided hereunder to the extent and for the time period requested by Claymore; provided, however, that pending termination of this Agreement as provided for in Section 5 hereof, any such limitation or cessation shall not relieve Claymore of its payment obligations pursuant to Section 2 hereof.

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     (c)       [       ] will promptly notify Claymore if it learns of any
          material inaccuracy or misstatement in, or material omission from, any written information, as of the date such information was published,
          provided by [         ] to Claymore in connection with the
          performance of services by [        ] under this Agreement.

2.   Claymore shall pay [       ] a fee computed weekly and payable quarterly in
     arrears commencing [       ], 2005 at an annualized rate of [   ]% of the
     Fund's Managed Assets (as defined below) [attributable to the common shares
     sold by [        ] in this offering] for a term as described in Section 6
     hereof; provided that the total amount of the fee hereunder shall not
     exceed [        ]% of the total price to the public of the Fund's common
     shares offered by the prospectus dated [          ] (the "Prospectus")
     (including all Initial Securities and Option Securities as such terms are
     described in the Purchase Agreement, dated [        ], by and among the
     Fund, Claymore and each of the Underwriters named therein (the "Purchase Agreement")). The sum total of this fee, any additional compensation fees
     payable to [            ], plus the amount of the expense reimbursement of
     $[ ] per common share payable by the Fund to the underwriters pursuant to the Purchase Agreement shall not exceed 4.5% of the total price to the public of the Fund's common shares offered by the Prospectus. The sum total of all compensation to the underwriters in connection with the Offering, including sales load and other underwriting compensation in connection with the Offering, shall not exceed 9.0% of the total price to the public of the Fund's common shares offered by the Prospectus. "Managed Assets" is defined as the total assets of the Fund, including the assets attributable to the proceeds from any financial leverage, minus liabilities, other than liabilities related to any financial leverage. All quarterly fees payable
     hereunder shall be paid to [         ] within 15 days following the end
     of each calendar quarter.

3. Claymore shall be permitted to discharge all or a portion of its payment obligations hereunder upon prepayment in full or in part of the remaining balance due of the maximum additional commission amount described in
     Section 2 above.

4.   Claymore acknowledges that the services of [       ] provided for hereunder
     do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating,
     nor shall any provision create, any obligation on the part of [       ],
     and [      ] is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or
     (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

5.   Nothing herein shall be construed as prohibiting [         ] or its
     affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment
     managers), so long as [     ] services to Claymore are not impaired
     thereby.

6. The term of this Agreement shall commence upon the date referred to above and shall be in effect for a term of five years.

7.   Claymore will furnish [        ] with such information as [       ]
     believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). Claymore recognizes and confirms that
     [        ] (a) will use and rely primarily on the Information and on information available from generally

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     recognized public sources in performing the services contemplated by this
     Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of Claymore's knowledge, the Information to be furnished by Claymore when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Claymore will promptly
     notify [         ] if it learns of any material inaccuracy or misstatement
     in, or material omission from, any Information delivered to [         ].

8.   Claymore agrees that [         ] shall have no liability to Claymore or
     the Fund for any act or omission to act by [         ] in the course of its
     performance under this Agreement, in the absence of gross negligence or
     willful misconduct on the part of [         ]. Claymore agrees to the
     indemnification and other agreement set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

10. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the
     adjudication of such matters, and Claymore and [         ] consent to the
     jurisdiction of such courts and personal service with respect thereto. Each
     of [         ] and Claymore waives all right to trial by jury in any
     proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Claymore agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon Claymore and may be enforced in any other courts to the jurisdiction of which Claymore is or may be subject, by suit upon such judgment.

11. This Agreement may not be assigned by either party without the prior written consent of the other party.

12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in
     writing signed by both [         ] and Claymore.

13. All notices required or permitted to be sent under this Agreement shall be sent, if to Claymore:

     Claymore Advisors, LLC
     2455 Corporate West Drive

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     Lisle, Illinois  60532
     Attention: Nicholas Dalmaso

     or if to [                        ]:

     [                       ]
     [                       ]
     [                       ]
     Attention: [            ]

     or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the US mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

14. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Additional
Compensation Agreement as of the date first above written.

CLAYMORE ADVISORS, LLC                   [                          ]


By:
     ------------------------------               By:
     ------------------------------
     Name:                                           Name:
     Title:                                          Title:

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               [                    ] INDEMNIFICATION AGREEMENT


                                                                   [          ]

[              ]
[              ]

[              ]

Ladies and Gentlemen:

     In connection with the engagement of [             ] ("[              ]")
to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the
Agreement dated [         ] between the Company and [         ] (the
"Agreement"), in the event that [         ] becomes involved in any capacity in
any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold
[         ] harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross
negligence or willful misconduct of [         ]. In addition, in the event
that [         ] becomes involved in any capacity in any Proceeding in
connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the
Company will reimburse [         ] for its legal and other expenses (including
the cost of any investigation and preparation) as such expenses are incurred by
[         ] in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on
the one hand, and [         ], on the other hand, in the matters contemplated
by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for
which [         ] has been retained to perform financial services bears to the
fees paid to [         ] under the Agreement; provided, that in no event shall
the Company contribute less than the amount necessary to assure that [         ]
is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees

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actually received by [         ] pursuant to the Agreement. Relative fault
shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or
other agents), on the one hand, or by [         ], on the other hand. The
Company will not settle any Proceeding in respect of which indemnity may be
sought hereunder, whether or not [         ] is an actual or potential party to
such Proceeding, without [         ]'s prior written consent. For purposes of
this Indemnification Agreement, [         ] shall include [         ] Capital
Markets, LLC., any of its affiliates, each other person, if any, controlling
[         ] or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

     The Company agrees that neither [         ] nor any of its affiliates,
directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the
Company in connection with or as a result of either [         ]'s engagement
under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross
negligence or willful misconduct of [         ] in performing the services that
are the subject of the Agreement.

     THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS,
AND THE COMPANY AND [         ] CONSENT TO THE JURISDICTION OF SUCH COURTS AND
PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST
[         ] OR ANY INDEMNIFIED PARTY. EACH OF [         ] AND THE COMPANY
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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     The foregoing Indemnification Agreement shall remain in full force and
effect notwithstanding any termination of [         ]'s engagement. This
Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                              Very truly yours,
                              CLAYMORE ADVISORS, LLC


                              By:
                                  -------------------
                                   Name:
                                   Title:

Accepted and agreed to as of
the date first above written:

[                     ]


By
     ----------------------
     Name:
     Title: